Exhibit 99.2

CONSENT OF VINING SPARKS IBG, L.P.

In connection with the proposed merger of FBC Bancshares, Inc., Conroe, Texas and First Financial Bankshares, Inc., Abilene, Texas, the undersigned, acting as an independent financial analyst to the common shareholders of FBC Bancshares, Inc., hereby consents to the reference to our firm in the Registration Statement (Form S-4 No. 333-204088) and to the inclusion of our fairness opinion as an exhibit to such Registration Statement.

June 19, 2015

/s/ Vining Sparks IBG, L.P.

AUSTIN, TEXAS